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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                August 18, 2004

Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, CA 94109

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 18, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an increase of 3,500,000 shares of your Common Stock, par value $0.01, reserved for issuance under your 2001 Long-Term Incentive Plan (formerly known as your 2001 Stock Option Plan, the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

     It is our opinion that when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold under the Plan will be legally and validly issued, fully paid and non assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated Registration Statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI